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                                                                   Exhibit 10.25


                           PROCEEDS SHARING AGREEMENT

         This PROCEEDS SHARING AGREEMENT is made on July 17, 2002, by and among BANK OF AMERICA, N.A., a national banking association in its capacity as administrative and collateral agent (together with its successors in such capacity, the "Agent") for the Pre-Petition Lenders (as defined below) under the Syndicated Loan Agreement (as defined below); each of the Pre-Petition Lenders; JAMES VENTURES, L.P., a Texas limited partnership ("James Ventures"); ROBERT BELFER, an individual resident of the State of New York ("Belfer"); LJH, LTD., a Texas limited partnership and successor-in-interest to LJH Corporation ("LJH"); DON A. SANDERS, an individual resident of the State of Texas ("Sanders"; together with James Ventures, Belfer, LJH, and their respective heirs, successors and permitted assigns, the "AVS Investors" and individually, an "AVS Investor"); and J. WILLIAM BOYAR, an individual resident of the State of Texas not individually but solely as trustee for the AVS Investors (the "AVS Investor Trustee").

                                    Recitals:

         Kellstrom Industries, Inc., a Delaware corporation ("Kellstrom"), Kellstrom Commercial Aircraft, Inc., a Delaware corporation ("Kellcad"), Kellstrom Solair, Inc., a Florida corporation ("Solair"), Certified Aircraft Parts, Inc., a Florida corporation ("Certified"), Aircraft 21801, Inc., a Delaware corporation ("21801"), and Aircraft 21805, Inc., a Delaware corporation ("21805"), are parties to that certain Amended and Restated Loan and Security Agreement dated as of December 14, 1998 (as at any time amended, the "Syndicated Loan Agreement"), with various lenders (the "Pre-Petition Lenders"), Agent and Banc of America Securities LLC, as syndication agent ("Syndication Agent").

         Pursuant to that certain Real Estate Mortgage, Assignment of Rents and Security Agreement dated as of February 1, 1999, executed by Kellstrom in favor of Agent for the benefit of the Pre-Petition Lenders (the "Syndicated Mortgage"), Kellstrom has granted to Agent, for its benefit and the benefit of the Pre-Petition Lenders, a lien on certain real property and related improvements located at or near 1100 International Parkway, Sunrise, Florida, to secure indebtedness of up to $9,000,000.

         The AVS Investors and Kellstrom are parties to a certain Agreement with Respect to Standby Letter of Credit Facility dated December 1, 2000 (as at any time amended, the "AVS Investor LC Agreement") in connection with which the AVS Investors caused to be issued certain letters of credit in favor of Agent, for the benefit of the Pre-Petition Lenders, in the aggregate amount of $8,000,000 (the "AVS Investor Letters of Credit").

         Kellstrom's obligation to reimburse the AVS Investors for any draws under AVS Investor Letters of Credit was evidenced by, among other things, four certain Promissory Notes, each in the original principal amount of $2,000,000, made by Kellstrom and payable to the order of an AVS Investor (the "AVS Investor Notes").

         Agent submitted draws, in the aggregate amount of $8,000,000, under the AVS Investor Letters of Credit on or about October 17 and 18, 2001, and such draws caused a funding under the AVS Investor Notes.

         Kellstrom's obligation to reimburse the AVS Investors for any draws under AVS Investor Letters of Credit, and to pay the AVS Investor Notes, was secured by a collateral assignment of direct or indirect cash

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         proceeds from the sale of any or all of the Property (as defined below), as set forth in that certain Collateral Assignment of Proceeds dated as of December 1, 2000, among Kellstrom and the AVS Investors (as at any time amended, the "AVS Investor Collateral Assignment") and an Agreement Not To Encumber dated as of December 1, 2000, among Kellstrom and the AVS Investors (as at any time amended, the "AVS Investor Negative Pledge").

         Agent and the AVS Investors have previously entered into that certain Intercreditor Agreement dated as of December 1, 2000 (as at any time amended, the "Prior Intercreditor Agreement"), to set forth their agreements with respect to the application of any proceeds from the Property.

         The parties hereto desire to enter into this Agreement to set forth their agreements with respect to the Property and any proceeds thereof and setting forth certain other agreements between them with respect to the Debtors.

         NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants and conditions herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties hereto, intending to be bound hereby, agree as follows:

         1. Certain Definitions. In addition to the terms defined in the recitals hereto, as used in this Agreement, the following terms shall have the following meanings for the purposes of this Agreement:

                  "Acceptable Bankruptcy Plan" shall mean a Bankruptcy Plan, in form and substance acceptable to Agent and the Pre-Petition Lenders, which, among other things, provides that Agent shall have Control of the Property.

                  "Affiliate" shall mean, with respect to a Person, (a) any partner, officer, shareholder (if holding more than 10% of the outstanding shares of capital stock of such Person), director, employee or managing agent of such Person, (b) any other Person that, (i) directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such given Person,
         (ii) directly or indirectly beneficially owns or holds 10% or more of any class of voting stock or partnership or other voting interest of such Person or any subsidiary of such Person, or (iii) 10% or more of the voting stock or partnership or other voting interest of which is directly or indirectly beneficially owned or held by such Person or a subsidiary of such Person. For purposes of this definition, the term "control" and the related terms "controls" and "controlled"shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or partnership or other voting interests, by contract or otherwise.

                  "Aggregate Carrying Costs" shall mean the aggregate amount of Carrying Costs incurred during the period from the date of this Agreement until the consummation of a Qualifying Disposition, minus the aggregate amount of Rental Payments and Net Insurance Proceeds, if any, received during such period and applied to pay or reimburse Agent or Pre-Petition Lenders for such Carrying Costs.

                  "Agreement" shall mean this Proceeds Sharing Agreement, as the same may be modified, amended or supplemented from time to time.

                  "ASDSC" shall mean Aviation Sales Distribution Services Company, a Delaware corporation.

                  "Asset Sale Agreement" shall mean the Asset Sale Agreement dated as of February 20, 2002, among Buyer and Sellers, as the same may be modified, amended or supplemented from time to time.

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                  "Association Lien" shall mean the lien claimed by the Sawgrass
         International Corporate Park Association, Inc. against Kellstrom relating to past due maintenance and assessment fees in the amount of $31,784.56, as recorded on February 12, 2002, in Official Records Book 32754, Page 1029 of the Public Records of Broward County, Florida.

                  "AVS" shall mean TIMCO Aviation Services, Inc., a Delaware corporation formerly known as Aviation Sales Company.

                  "AVS Investor Collateral Assignment" shall have the meaning set forth in the Recitals.

                  "AVS Investor LC Agreement" shall have the meaning set forth in the Recitals.

                  "AVS Investor Letters of Credit" shall have the meaning set forth in the Recitals.

                  "AVS Investor Loan Documents" shall mean and include AVS Investor LC Agreement, the AVS Investor Notes, the AVS Investor Collateral Assignment, the AVS Investor Negative Pledge, and all other instruments or agreements now or hereafter evidencing or securing the payment of the whole or any part of the AVS Investor Obligations.

                  "AVS Investor Negative Pledge" shall have the meaning set forth in the Recitals.

                  "AVS Investor Notes" shall have the meaning set forth in the Recitals.

                  "AVS Investor Obligations" shall mean and include all liabilities and obligations of any or all Debtors to the AVS Investors or the AVS Investor Trustee, whether now or hereafter created, incurred or arising, and whether direct or indirect, absolute or contingent, primary or secondary, due or to become due, joint or several, including, without limitation, all liabilities now or at any time or times hereafter owing to the AVS Investors or the AVS Investor Trustee under any of the AVS Investor Loan Documents.

                  "AVS Investor Release" shall mean a Mutual Release among the AVS Investors, AVS Investor Trustee, Agent, Syndication Agent and Pre-Petition Lenders in the form attached hereto as Exhibit B.

                  "AVS Investor Trustee" shall have the meaning set forth in the Recitals.

                  "AVS Parties" shall mean the AVS Investors and the AVS Investor Trustee, and each of their respective Affiliates and successors.

                  "AVS Party Purchase Term" shall mean the period starting on the date of this Agreement and ending on the later to occur of (a) 90 days after the date the Agent obtains Control of the Property or (b) October 31, 2003.

                  "AVS/ASDSC Release" shall mean a Mutual Release among AVS, ASDSC, KAV Agent, KAV Lenders, Agent, Syndication Agent and Pre-Petition Lenders in the form attached hereto as Exhibit D.

                  "Bankruptcy Cases" shall mean the Debtors' cases under Chapter 11 of the Bankruptcy Code pending in the Bankruptcy Court and any case under Chapter 7 of the Bankruptcy Code to which any such Chapter 11 Case may hereafter be converted.

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                  "Bankruptcy Code" shall mean title 11 of the United States
         Code.

                  "Bankruptcy Court" shall mean the United States Bankruptcy Court for the District of Delaware.

                  "Bankruptcy Plan" shall mean a joint plan of liquidation proposed by Debtors or any other Person in the Bankruptcy Cases.

                  "Bankruptcy Plan Transfer" shall mean the transfer of the Property by Kellstrom to a liquidating trust for the benefit of Agent and Pre-Petition Lenders (subject to the terms and provisions of this Agreement) pursuant to a Bankruptcy Plan.

                  "Buyer" shall mean KIAC, Inc., a Delaware corporation.

                  "Carrying Costs" shall mean the actual out-of-pocket costs incurred by any Debtor, any Owner, any Pre-Petition Lender or Agent (or any of their respective successors or assigns) from the date of this Agreement through the date of a Qualifying Disposition to insure, maintain, protect and repair any of the Property, to discharge any adverse liens or claims upon any of the Property and to ensure that any of the Property complies with all applicable laws, including, without limitation, any and all real estate taxes, insurance costs, reasonable maintenance and upkeep expenses for all or any part of the Property, environmental remediation expenses, property owners association dues and utilities (but specifically excluding any principal and interest payments made or owing by any Debtor under the Syndicated Loan Documents or any other loan secured by a lien on all of any part of the Property).

                  "Control" shall mean the ability of the Agent, whether directly or indirectly, (a) lawfully to prevent any sale or other disposition of the Property on terms that are unacceptable to Agent (whether pursuant to a Disposition Order, an Acceptable Bankruptcy Plan or otherwise), (b) lawfully to cause the sale or other disposition of the Property on terms that are acceptable to Agent (whether pursuant to a Disposition Order, an Acceptable Bankruptcy Plan or otherwise), and
         (c) lawfully to direct application of Net Cash Proceeds from the Property for application to the Syndicated Obligations.

                  "Debtors" shall mean Kellstrom, Kellcad, Solair, Certified, 21801, 21805, DC-9 Aircraft Holdings, L.L.C., a Nevada limited liability company, and DC-9 Aircraft Holdings II, L.L.C., a Delaware limited liability company.

                  "Disposition Agreement" shall have the meaning ascribed to it in Section 3 hereof.

                  "Disposition Motion" shall mean a motion that may be filed by Debtors with the Bankruptcy Court seeking approval and ratification of a Disposition Agreement.

                  "Disposition Order" shall mean an order of the Bankruptcy Court, in form and substance acceptable to Agent and the AVS Investors, either (a) approving the relief requested in a Disposition Motion, or
         (b) otherwise allowing Agent lawfully to prevent any sale or other disposition of the Property on terms that are unacceptable to Agent.

                  "Enforcement Action" shall mean the commencement of any action (including, without limitation, judicial action, exercise of self-help or power of sale), suit or proceeding by Agent pursuant to the Syndicated Mortgage or any other security document to foreclose or otherwise enforce any lien upon, sell, seize, levy, execute upon, attach, sequester, appoint a receiver for or otherwise dispose of any of the

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         Property, but shall exclude (i) any assertion by Agent of its lien on any of the Property as the basis for an objection to a sale of any of the Property under Section 363 of the Bankruptcy Code or for obtaining the proceeds from any sale or other disposition of any of the Property, whether or not such sale or other disposition is a Qualifying Disposition, (ii) any consent by Agent or withholding by Agent of its consent to any sale or other disposition of any of the Property, whether or not such sale or other disposition is a Qualifying Disposition, and (iii) any direction by Agent to cause the sale or other disposition of any of the Property at any time Agent has Control of any of the Property, whether or not such sale or other disposition is a Qualifying Disposition.

                  "Initial Sharing Term" shall mean the period starting on the date of this Agreement and ending on the earlier to occur of (a) the 365 days after the date of the confirmation of an Acceptable Bankruptcy Plan or (b) October 31, 2003.

                  "KAV" shall mean KAV Inventory, LLC, a Delaware limited liability company.

                  "KAV Agent" shall mean Bank of America, N.A., a national banking association, in its capacity as agent for the KAV Lenders.

                  "KAV Lenders" shall mean the various financial institutions from time to time party to the KAV Loan Agreement as lenders.

                  "KAV Loan Agreement" shall mean that certain Loan and Security Agreement dated as of December 1, 2000, among KAV, the KAV Lenders and the KAV Agent, as the same may be modified, amended or supplemented from time to time.

                  "KAV Release" shall mean a Mutual Release among KAV, KAV Agent, KAV Lenders, Agent, Syndication Agent and Pre-Petition Lenders in the form attached hereto as Exhibit C.

                  "Kellstrom" shall have the meaning set forth in the Recitals.

                  "Net Cash Proceeds" shall mean proceeds (including, without limitation, cash payments that are received on account of deferred payment obligations as and when received) that Agent receives (or is lawfully entitled to receive) and, except for the sharing provisions set forth herein, is entitled to retain for the benefit of itself and the Pre-Petition Lenders in cash from the sale, transfer or other disposition of any of the Property, after payment of all reasonable and customary costs and expenses of such sale, transfer or other disposition (including, without limitation, legal fees, sales commissions, property taxes and any payments made to satisfy the Association Lien and any other prior encumbrances other than any amounts owing to the Agent and Pre-Petition Lenders under the Syndicated Loan Documents or the AVS Investors or the AVS Investor Trustee under the AVS Investor Loan Documents); provided that Net Cash Proceeds shall not include any Rental Payments or Net Insurance Proceeds.

                  "Net Insurance Proceeds" shall mean cash proceeds received by Agent (or which Agent is lawfully entitled to receive) and, except for the sharing provisions set forth herein, which Agent is entitled to retain for the benefit of itself and the Pre-Petition Lenders on account of any insurance on any of the Property, but excluding any insurance proceeds used for the repair or replacement of any loss of or damage to any of the Property.

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                  "Owner" shall mean, as appropriate, Kellstrom, any successor owner or transferee of any of the Property pursuant to a Bankruptcy Plan Transfer, or Agent or an Affiliate of Agent following a foreclosure sale in which Agent or such Affiliate of Agent becomes the owner of any of the Property.

                  "Person" shall mean an individual, limited liability company, corporation, partnership, association, trust or unincorporated organization, joint venture or other entity or a government or any agency or political subdivision thereof.

                  "Post-Closing Resolution Agreement" shall mean that certain Post-Closing Resolution Agreement dated as of June 10, 2002, among Kellstrom, AVS and ASDSC.

                  "Pre-Petition Lenders" shall have the meaning set forth in the Recitals.

                  "Prior Intercreditor Agreement" shall have the meaning set forth in the Recitals.

                  "Property" shall mean the real property described on Exhibit A attached hereto.

                  "Purchase Price" shall mean, with respect to a purchase of the Property by an AVS Party, an amount payable in cash equal to $5,500,000 plus the amount of Aggregate Carrying Costs incurred through the date of such purchase.

                  "Qualifying Disposition" shall mean (a) a sale or other disposition of the Property that constitutes a transfer of fee simple title to the Property by Owner which results in Net Cash Proceeds being received by Agent, but shall exclude, without limitation, any Bankruptcy Plan Transfer or (b) a foreclosure by Agent upon the Property under the Syndicated Loan Documents or applicable law pursuant to which fee simple title to the Property is transferred to a Person who is not Agent, any Pre-Petition Lender, an Affiliate of Agent or an Affiliate of any Pre-Petition Lender and which results in Net Cash Proceeds being received by Agent, for its benefit and the benefit of the Pre-Petition Lenders, but shall exclude, without limitation, (i) any foreclosure by Agent upon the Property in which Agent or an Affiliate of Agent acquires the Property as a result of a credit bid or in exchange for debt forgiveness and (ii) any purchase of the Property by Agent, any Pre-Petition Lender, an Affiliate of Agent, or an Affiliate of any Pre-Petition Lender by credit bid of any of the Syndicated Obligations at a sale under Section 363 of the Bankruptcy Code or pursuant to a Bankruptcy Plan. A Qualifying Disposition shall not include any lease of any of the Property that does not result in the transfer of fee simple title to the Property.

                  "Rental Payments" shall mean any rental payments received by Agent (or which Agent is entitled to receive) and, except for the sharing provisions set forth herein, which Agent is entitled to retain for the benefit of itself and the Pre-Petition Lenders from the lease by Owner (with Agent's prior written consent) of some or all of the Property to any Person after the date of this Agreement.

                  "Sellers" shall mean, collectively, Kellstrom, Solair, Certified and Kellcad.


                  "Syndicated Loan Agreement" shall have the meaning ascribed to it in the Recitals.

                  "Syndicated Loan Documents" shall mean and include the Syndicated Loan Agreement, the Syndicated Mortgage and all other instruments or agreements now or hereafter evidencing or securing the payment of the whole or any part of the Syndicated Obligations.

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                  "Syndicated Mortgage" shall have the meaning ascribed to it in the Recitals.

                  "Syndicated Obligations" shall mean and include all liabilities and obligations of any or all Debtors to Agent or any Pre-Petition Lender, whether heretofore or hereafter created, incurred or arising, and whether direct or indirect, absolute or contingent, primary or secondary, due or to become due, joint or several, including, without limitation, all liabilities heretofore or at any time or times hereafter owing to Agent or any Pre-Petition Lender under any of the Syndicated Loan Documents. For purposes hereof, all Carrying Costs incurred from the date of this Agreement through the date of a Qualifying Disposition shall be deemed a part of the Syndicated Obligations.

                  "Syndication Agent" shall have the meaning set forth in the Recitals.

         2. Termination of Prior Intercreditor Agreement. The parties hereto agree that the Prior Intercreditor Agreement is hereby terminated and shall no longer be of any force or effect and that none of the parties hereto shall have any liabilities or obligations thereunder. The AVS Investor Trustee and the AVS Investors agree to execute and deliver all terminations and satisfactions, if any, necessary to effectuate such termination.

         3. Disposition Agreement. Promptly after the execution and delivery of this Agreement, the Agent and AVS Investors will diligently and in good faith attempt to negotiate with Debtors an agreement allowing Agent lawfully to prevent any sale or other disposition of the Property on terms that are unacceptable to Agent (the "Disposition Agreement"), and the Agent and the AVS Investors will support a Disposition Motion, if any is filed, seeking entry of a Disposition Order.

         4.       Disposition and Purchase Rights.

                  (a) Purchase of Property by an AVS Party. If and for so long as Agent has Control of the Property, Agent and Pre-Petition Lenders agree that, during the AVS Party Purchase Term, they will consent to a sale of the Property to an AVS Party upon the following terms and subject to the following conditions: (i) such sale is closed and the Purchase Price paid prior to the expiration of the AVS Party Purchase Term; (ii) the cash purchase price to be paid by such AVS Party is at least equal to the Purchase Price; (iii) the Agent receives (and is authorized to retain for the benefit of itself and the Pre-Petition Lenders) all of the Net Cash Proceeds from such sale for application to the Syndicated Obligations; (iv) the sale is on an as-is, where-is basis, without recourse to Agent, Pre-Petition Lenders or Owner; and
         (v) a Qualifying Disposition of the Property has not been previously concluded. If Agent does not have Control of the Property, Agent and Pre-Petition Lenders agree that they will not object to and will support a sale of the Property to an AVS Party if each of the foregoing terms and conditions set forth in this Section 4(a) is satisfied. Neither Agent nor any Pre-Petition Lender shall be charged with any notice that a Person other than an AVS Investor or the AVS Investor Trustee is an AVS Party unless Agent shall have previously received written notice from the AVS Investor Trustee that such Person is an AVS Party.

                  (b) Agent's Rights to Foreclose and Consent to Sale. Subject to the provisions of Sections 6, 7 and 8 of this Agreement regarding the sharing of proceeds from a Qualifying Disposition of the Property,
         (i) Agent shall at all times have the sole and exclusive right, subject to clause (b) of Section 10, to undertake or refrain from undertaking any Enforcement Action with respect to the Property, including, without limitation, the right to foreclose upon, sell, transfer, liquidate or otherwise dispose of the Property for any amount (including, without limitation, for cash or non-cash

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         consideration), all as provided in the Syndicated Loan Documents or by applicable law, in the manner deemed appropriate by Agent, without regard to any claims or interests of the AVS Investors or the AVS Investor Trustee with respect to the Property, provided that, to the extent such Enforcement Action does not result in a Qualifying Disposition, the rights of the AVS Investors and the AVS Investor Trustee under this Agreement shall remain in full force and effect, and
         (ii) Agent shall have the right to consent to any sale or other disposition of the Property by Owner for any amount, without regard to any claims or interests of the AVS Investors or the AVS Investor Trustee with respect to the Property, provided that if Agent does not have Control of the Property, Agent shall not consent to or support a sale of the Property during the Initial Sharing Term to any purchaser for a gross purchase price less than $8,000,000 (other than to an AVS Party for an amount equal to the Purchase Price) and shall object (in which objection Agent shall endeavor to raise all known grounds reasonably believed by Agent to be a basis for such objection under
         Section 363 of the Bankruptcy Code) to any such sale that may be proposed by Owner.

                  (c) Notice to AVS Investor Trustee of Proposed Sale. If Agent has Control of the Property and elects to cause or consent to any sale or other disposition of the Property to a purchaser (other than an AVS Party) during the Initial Sharing Term pursuant to a transaction that would constitute a Qualifying Disposition upon its consummation, Agent shall promptly notify the AVS Investor Trustee in writing (a "Sale Notice") of such election, setting forth the terms and conditions of any such proposed sale (a "Proposed Sale"). If (i) the purchase price for the Property pursuant to such Proposed Sale is less than a gross amount of $8,000,000 and (ii) Agent has received, within ten (10) days after transmittal of the Sale Notice to the AVS Investor Trustee, a duly executed binding commitment (without a financing contingency) from an AVS Party, in form and substance acceptable to Agent in its sole discretion, to purchase the Property, within thirty (30) days after Agent's receipt such commitment, on an as-is, where-is basis and without recourse to Agent, Pre-Petition Lenders or Owner for an amount in cash equal to the lesser of (i) the gross purchase price proposed to be paid in connection with the Proposed Sale or (ii) the Purchase Price, then Agent agrees it will not cause or consent to the Proposed Sale until after the end of such thirty (30) day period.

                  (d) Application of Net Cash Proceeds. In the event the Property is sold to an AVS Party, whether pursuant to Section 4(a),
         Section 4(c) or otherwise, Agent shall be entitled to receive (and retain for the benefit of itself and the Pre-Petition Lenders) all of the Net Cash Proceeds from such sale.

         5. Dispositions Other than a Qualified Disposition. The parties hereto agree that any sale, transfer or other disposition of the Property at any time, whether or not during the Initial Sharing Term, that does not constitute a Qualifying Disposition shall not trigger any of the provisions of Sections 6, 7 or 8 hereof, and this Agreement shall continue in full force and effect. Agent shall not transfer or otherwise assign any lien on the Property unless the assignee agrees to be bound by the provisions of this Agreement.

         6. Proceeds Sharing From Qualifying Disposition Without Control. If at any time during the Initial Sharing Term the Property is sold or otherwise disposed of to a Person (other than an AVS Party) pursuant to a Qualifying Disposition at a time when the Agent does not have Control of the Property, then


                  (a) provided Agent filed with the Bankruptcy Court an objection to such Qualifying Disposition (in which objection Agent shall endeavor to raise all known grounds reasonably believed by Agent to be a basis for such objection under Section 363 of the Bankruptcy
         Code) and advocated such objection at any hearing, but such Qualifying Disposition was consummated notwithstanding such objection, then (i) first, Agent, for its benefit and the benefit of the Pre-Petition Lenders, shall be entitled to retain from the Net Cash Proceeds of a Qualifying Disposition an amount equal to the Aggregate

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         Carrying Costs, for application to the Syndicated Obligations,
         (ii) second, Agent, for its benefit and the benefit of the Pre-Petition Lenders, shall be entitled to retain the next $5,500,000 of the Net Cash Proceeds of such Qualifying Disposition, for application to the Syndicated Obligations, (iii) third, the AVS Investor Trustee, for the benefit of the AVS Investors, shall be entitled to receive the next Net Cash Proceeds of such Qualifying Disposition in an amount not to exceed the remainder of $8,000,000 minus the Aggregate Carrying Costs, for application to the AVS Investor Obligations, and (iv) fourth, Agent, for its benefit and the benefit of the Pre-Petition Lenders, shall be entitled to retain all remaining Net Cash Proceeds of such Qualifying Disposition, for application to the Syndicated Obligations; or

                  (b) provided Agent did not file an objection with the Bankruptcy Court to such Qualifying Disposition, then (i) first, Agent, for its benefit and the benefit of the Pre-Petition Lenders, shall be entitled to retain from the Net Cash Proceeds of such Qualifying Disposition an amount equal to the Aggregate Carrying Costs for application to the Syndicated Obligations, (ii) second, the AVS Investor Trustee, for the benefit of the AVS Investors, shall be entitled to receive from the next Net Cash Proceeds of such Qualifying Disposition an amount not to exceed the remainder of $8,000,000 minus the Aggregate Carrying Costs, for application to the AVS Investor Obligations, and (iii) third, Agent, for its benefit and the benefit of the Pre-Petition Lenders, shall be entitled to retain all remaining Net Cash Proceeds of such Qualifying Disposition, for application to the Syndicated Obligations.

         7. Proceeds Sharing From Qualifying Disposition With Control. If at any time during the Initial Sharing Term the Property is sold or otherwise disposed of to a Person (other than an AVS Party) pursuant to a Qualifying Disposition at a time when the Agent has Control of the Property, then (a) first, Agent, for its benefit and the benefit of the Pre-Petition Lenders, shall be entitled to retain from the Net Cash Proceeds of such Qualifying Disposition an amount equal to the Aggregate Carrying Costs, for application to the Syndicated Obligations,
(b) second, the AVS Investor Trustee, for the benefit of the AVS Investors, shall be entitled to receive the next Net Cash Proceeds of such Qualifying Disposition in an amount not to exceed the remainder of $8,000,000 minus the Aggregate Carrying Costs, for application to the AVS Investor Obligations, and
(c) third, Agent, for its benefit and the benefit of the Pre-Petition Lenders, shall be entitled to retain all remaining Net Cash Proceeds of such Qualifying Disposition, for application to the Syndicated Obligations.

         8. Proceeds Sharing From Qualifying Disposition After Initial Sharing Term. After the expiration of the Initial Sharing Term, the Property may be sold pursuant to a Qualifying Disposition (regardless of any date on which any purchase offer was originally made) on such terms and for such a purchase price as may be acceptable to Agent in its discretion, and, in the event of such Qualifying Disposition, then (a) first, Agent, for its benefit and the benefit of the Pre-Petition Lenders, shall be entitled to retain from the Net Cash Proceeds of such Qualifying Disposition an amount equal to the Aggregate Carrying Costs, for application to the Syndicated Obligations, (b) second, Agent, for its benefit and the benefit of the Pre-Petition Lenders, shall be entitled to retain from the Net Cash Proceeds of such Qualifying Disposition the next $9,000,000, for application to the Syndicated Obligations, (c) third, the AVS Investor Trustee, for the benefit of the AVS Investors, shall receive payment of the next $8,000,000 from the Net Cash Proceeds of such Qualifying Disposition, for application to the AVS Investor Obligations, and (d) fourth, Agent, for its benefit and the benefit of the Pre-Petition Lenders, shall be entitled to retain all remaining Net Cash Proceeds of such Qualifying Disposition, for application to the Syndicated Obligations.

         9. Proceeds Sharing from Lease of Property. Prior to any Qualifying Disposition of the Property, Agent may, in its sole discretion, consent to the lease of all or any part of the Property or, when Agent has Control of the Property, cause the Owner to lease all or any part of the Property, in each case subject to the following terms and conditions:

                  (a) With respect to any lease entered into during the Initial Sharing Term, the lease shall not restrict or impair the right of any AVS Party to purchase the Property in accordance with and subject to the terms and conditions set forth in Sections 4(a) and (c) hereof and shall not contain a purchase option; if the term of such lease (including any renewal or option term) is for a period longer than eighteen (18) months, the term of the lease and amount of Rental Payments shall be mutually acceptable to Agent and the AVS Investor Trustee (acting at the direction of the AVS Investors); all Rental Payments received under such lease prior to the consummation of a Qualifying Disposition shall be applied first to any Carrying Costs incurred with respect to the Property after the date of this Agreement, next retained by Agent for application to the Syndicated Obligations (until Agent and Pre-Petition Lenders have received $9,000,000 of Rental Payments for application to the Syndicated Obligations), next turned over to the AVS Investor Trustee for application to the AVS Investor Obligations (until the AVS Investors and the AVS Investor Trustee have received $8,000,000 of Rental Payments for application to the AVS Investor Obligations), and thereafter retained by Agent and the Pre-Petition Lenders for application to the Syndicated Obligations; any Rental Payments payable under such lease after the consummation of a Qualifying Disposition shall become the property of the purchaser of the Property pursuant to such Qualifying Disposition; and, pending a Qualifying Disposition, such lease shall be subject to the liens of Agent with respect to the Property.

                  (b) With respect to any lease entered into after the expiration of the Initial Sharing Term, or a lease entered into during the Initial Sharing Term but renewed after the expiration of the Initial Sharing Term, the lease may be for such a period or periods and on such terms and conditions as may be acceptable to Agent in its sole discretion, and all Rental Payments received by Agent under such lease prior the effective date of a Qualifying Disposition shall be applied as set forth in clause (a) above of this Section 9.

                  (c) In no event shall the amount of Rental Payments received by Agent or any Pre-Petition Lender and applied to the Syndicated Obligations reduce the amount of the Purchase Price required to be paid by an AVS Party in connection with the purchase of the Property by an AVS Party pursuant to this Agreement, except to the extent that such Rental Payments are applied to any Carrying Costs.

                  (d) The amount of Rental Payments received by Agent or any Pre-Petition Lender and applied to the Syndicated Obligations (other than amounts applied to Carrying Costs) shall be credited against the amount that Agent and the Pre-Petition Lenders shall be otherwise entitled to receive from Net Cash Proceeds and Net Insurance Proceeds pursuant to Sections 6(a)(ii), 8(b), 15(b) and 15(c). The amount of Rental Payments received by the AVS Investor Trustee or any AVS Investor and applied to the AVS Investor Obligations shall be credited against the amount that the AVS Investor Trustee and the AVS Investors shall be otherwise entitled to received from Net Cash Proceeds and Net Insurance Proceeds pursuant to Sections 6(a)(iii), 6(b)(ii), 7(b), 8(c), 15(b) and 15(c).

         10. Termination of Various Agreements and Return of AVS Investor Notes. If and when the applicable amount set forth in Section 6, 7 or 8 is paid (or if the AVS Investors and the AVS Investor Trustee have otherwise received $8,000,000 for application to the AVS Investor Obligations, whether from the receipt of Rental Payments or Net Insurance Proceeds as provided in the Agreement or otherwise), the AVS Investors and AVS Investor Trustee agree that
(a) the AVS Investor Collateral Assignment, the AVS Investor Negative Pledge and any related documents and public filings shall be terminated and the AVS Investors and AVS Investor Trustee shall execute and deliver all terminations and satisfactions necessary to effectuate such terminations, and (b) the AVS Investors shall deliver the original AVS Investor Notes to Kellstrom marked "satisfied." Each of the AVS Investors and the AVS Investor Trustee agree that their sole recourse to payment on account of the AVS

         Investor Obligations shall be the right to share in the proceeds from the sale or other disposition of the Property as provided in this Agreement and that they shall not seek a distribution on account of any claim they may have in any of the Bankruptcy Cases or otherwise seek payment from any Debtor or any Debtor's estate in any of the Bankruptcy Cases; provided this Section 10 shall not prohibit the AVS Investors and the AVS Investor Trustee from exercising the rights set forth in Section 11(c) of this Agreement.

         11.      Limitations Upon Foreclosure Rights of Parties.

                  (a) Notices by Agent. Prior to the expiration of the Initial Sharing Term, Agent shall give the AVS Investor Trustee copies of any written notices of foreclosure, exercise of remedies and any other written notice of a like nature relating to the Property, including, without limitation, any such notice which may be given under or pursuant to the terms of the Syndicated Loan Documents or pursuant to law, which Agent hereafter may give to any Debtor or Owner, concurrently with, or as soon as practicable after, the giving of such notice to such Debtor or Owner. No failure of Agent to give a copy of such notice to the AVS Investor Trustee as provided herein shall in any event affect the sharing arrangement set forth herein.

                  (b) Termination of Foreclosure by Agent. If Agent has commenced an Enforcement Action with respect to the Property prior to the expiration of the Initial Sharing Term, Agent agrees that it will discontinue prosecution of such Enforcement Action if, prior to the expiration of the Initial Sharing Term and prior to the completion of such Enforcement Action, an AVS Party consummates the purchase of the Property for a cash amount at least equal to the Purchase Price. Agent agrees that, prior to the expiration of the Initial Sharing Term, it will not complete any foreclosure sale of the Property that is a Qualifying Disposition unless in connection with such Qualifying Disposition the AVS Investors receive, in the aggregate, an amount of Net Cash Proceeds at least equal to the remainder of $8,000,000 minus the Aggregate Carrying Costs.

                  (c) No Enforcement Action by AVS Investor Trustee or AVS Investors. For so long as any of the Syndicated Obligations are outstanding, the AVS Investor Trustee and each AVS Investor agrees that it will not take any Enforcement Action with respect to any Debtor or Owner or the whole or any part of the Property. If the AVS Investor Trustee or any AVS Investor, in violation of the terms hereof, initiates any Enforcement Action against any Debtor or Owner or any of the Property, Agent may interpose this Agreement as a defense thereto and shall be entitled to specific performance of the terms hereof. Nothing herein shall be construed to limit, restrict or impair Agent's right to take any Enforcement Action with respect to any of the Property or the AVS Investors' right (i) to object to any sale or other disposition of the Property under Section 363 of the Bankruptcy Code to which Agent has also objected, (ii) to object to the terms of a Bankruptcy Plan that is not an Acceptable Bankruptcy Plan, or (iii) to raise any claims the AVS Investors may have against the Debtors as a defense or offset to any claims brought against the AVS Investors by any Debtor.

         120 Conditions Precedent. The effectiveness of this Agreement is subject to the satisfaction of each of the following conditions precedent on or before July 31, 2002 (or such later date as may be agreed to in writing by the parties hereto), in form and substance satisfactory, unless satisfaction thereof is specifically waived in writing by the parties hereto:

                  (a) The Bankruptcy Court shall have issued a final order authorizing Sellers' execution and performance of the Post-Closing Resolution Agreement and the other documents and transactions contemplated thereby, and with respect to such final order (i) the time to appeal or to seek certiorari or review has expired and as to which no appeal or petition for certiorari or review has been timely filed, or (ii) any timely-filed appeal or petition for certiorari or review has been finally determined or dismissed;

                  (b) AVS, ASDSC and Kellstrom shall have entered into the Post-Closing Resolution Agreement and the other documents contemplated thereby and performed all of their respective obligations under the Post-Closing Resolution Agreement and such other documents that are to be performed on the Resolution Closing Date (as defined in the Post-Closing Resolution Agreement);

                  (c) The Bankruptcy Court shall have issued an order approving the Asset Sale Agreement and the other documents and transactions contemplated thereby;

                  (d) Buyer and Sellers shall have executed and delivered all of the documents contemplated by the Asset Sale Agreement and performed all of their respective obligations under the Asset Sale Agreement and such other documents that are to be performed on the Closing Date (as defined in the Asset Sale Agreement);

                  (e) The parties to the AVS Investor Release shall have executed and delivered the AVS Investor Release;

                  (f) The parties to the AVS/ASDSC Release shall have executed and delivered the AVS/ASDSC Release; and

                  (g) The parties to the KAV Release shall have executed and delivered the KAV Release.

         130 Mutual Releases. Promptly after satisfaction of the conditions precedent set forth in clauses (a), (b), (c) and (d) of Section 12 of this Agreement, (i) Agent and each Pre-Petition Lender shall each execute one or more counterparts of the AVS Investor Release and deliver them to the AVS Investor Trustee, and the AVS Investors and the AVS Investor Trustee shall each execute one or more counterparts of the AVS Investor Release and deliver them to the Agent, (ii) Agent and each Pre-Petition Lender shall each execute one or more counterparts of the AVS/ASDSC Release and deliver them to the other parties thereto, and (iii) Agent and each Pre-Petition Lender shall each execute one or more counterparts of the KAV Release and deliver them to the other parties thereto.

         140 Receipt of Monies by AVS Investors and AVS Investor Trustee. Each AVS Investor and the AVS Investor Trustee agrees that should it receive any monies from the sale, liquidation, casualty, lease or other disposition of, or as a result of its security interest in or lien upon any of the Property at any time prior to payment to Agent, for its benefit and the benefit of the Pre-Petition Lenders, of all of the Syndicated Obligations, it shall promptly turn such monies over to Agent for application as provided in Section 4, 6, 7, 8, 9 or 15 hereof, as applicable.

         150      Provisions Concerning Insurance.

                  (a) Each of Agent and AVS Investor Trustee agrees that the other party shall be entitled to request loss payee endorsements and additional insured status with respect to any and all policies of insurance now or hereafter obtained by any Owner insuring casualty or other loss to any of the Property. Agent alone shall be authorized to file claims, settle disputes, make adjustments and take any and all other actions in regard thereto which it may then deem advisable with respect to any insured loss with respect to any of the Property. Agent, in its sole discretion, may authorize the Owner's use of all or any part of the proceeds of property insurance for the repair or replacement of any damage to the Property.

                  (b) In the event that any Net Insurance Proceeds are received during the Initial Sharing Period, then (i) first, Agent, for its benefit and the benefit of the Pre-Petition Lenders, shall be entitled to retain from such Net Insurance Proceeds an amount equal to Carrying Costs incurred after the date of this Agreement, (ii) second, Agent, for its benefit and the benefit of the Pre-Petition Lenders, shall be entitled to retain the next $5,500,000 of the Net Insurance Proceeds for application to the Syndicated Obligations, (iii) third, the AVS Investor Trustee, for the benefit of the AVS Investors, shall be entitled to receive the next Net Insurance Proceeds in an amount not to exceed the remainder of $8,000,000 minus the Carrying Costs incurred after the date of this Agreement, for application to the AVS Investor Obligations, and (iv) fourth, Agent, for its benefit and the benefit of the Pre-Petition Lenders, shall be entitled to retain all remaining Net Insurance Proceeds for application to the Syndicated Obligations.

                  (c) In the event that any Net Insurance Proceeds are received after the expiration of the Initial Sharing Period, then (i) first, Agent, for its benefit and the benefit of the Pre-Petition Lenders, shall be entitled to retain from such Net Insurance Proceeds an amount equal to the Carrying Costs incurred after the date of this Agreement,
         (ii) second, Agent, for its benefit and the benefit of the Pre-Petition Lenders, shall be entitled to retain from such Net Insurance Proceeds the next $9,000,000, for application to the Syndicated Obligations,
         (iii) third, the AVS Investor Trustee, for the benefit of the AVS Investors, shall receive payment of the next $8,000,000 from Net Insurance Proceeds, for application to the AVS Investor Obligations, and (iv) fourth, Agent, for its benefit and the benefit of the Pre-Petition Lenders, shall be entitled to retain all remaining Net Insurance Proceeds, for application to the Syndicated Obligations.

                  (d) The amount of Net Insurance Proceeds received by Agent or any Pre-Petition Lender and applied to the Syndicated Obligations pursuant to Section 15(b)(ii) or Section 15(c)(ii) (other than amounts applied to Carrying Costs) shall be credited against the amount that Agent and the Pre-Petition Lenders shall be otherwise entitled to receive from Net Cash Proceeds and Rental Payments pursuant to Sections 6(a)(ii), 8(b) and 9(a). The amount of Net Insurance Proceeds received by the AVS Investor Trustee or any AVS Investor and applied to the AVS Investor Obligations pursuant to Section 15(b)(iii) or Section 15(c)(iii) shall be credited against the amount that the AVS Investor Trustee and the AVS Investors shall be otherwise entitled to receive from Net Cash Proceeds or Rental Payments pursuant to Sections 6(a)(iii), 6(b)(ii), 7(b), 8(c) and 9(a).

                  (e) In no event shall the amount of Net Insurance Proceeds received by Agent or any Pre-Petition Lender and applied to the Syndicated Obligations reduce the amount of the Purchase Price required to be paid by an AVS Party in connection with the purchase of the Property by an AVS Party pursuant to this Agreement, except to the extent that such Net Insurance Proceeds are applied to any Carrying Costs.

         160 No Assumption of Liabilities or Duties. Neither this Agreement nor any action taken by Agent or any Pre-Petition Lender pursuant to the terms hereof or any of the Syndicated Loan Documents shall constitute an assumption by Agent or any Pre-Petition Lender of any obligations to pay any Carrying Costs. Unless and until an AVS Party consummates the purchase of the Property, neither this Agreement nor any action taken by any AVS Party pursuant to the terms hereof or any of the AVS Investor Loan Documents shall constitute an assumption by any AVS Party of any obligations to pay any Carrying Costs. None of the parties hereto assumes (and shall not have) any liability to any other party to market, sell, lease, insure, repair, maintain, safeguard or otherwise dispose of any of the Property. Except as expressly set forth in this Agreement, Agent shall have no duty or obligation to cause or consent to any sale or lease of any of the Property.

         170 Notices. All notices, requests and demands to or upon a party hereto shall be in writing and shall be sent by certified or registered mail, return receipt requested, personal delivery against receipt or by telecopier or other facsimile transmission and, unless otherwise expressly provided herein, shall be deemed to have been validly served, given or delivered when delivered against receipt or three Business Days after deposit in the U.S. mail, postage prepaid, or, in the case of facsimile transmission, when received at the office of the noticed party, addressed as follows:

            (A)      If to any AVS
                     Investor or the AVS
                     Investor Trustee:J. William Boyar, Trustee

                     4265 San Felipe, Suite 1200

                                          Houston, Texas 77027
                                          Telephone:  (713) 850-7766
                                          Fax:  (713) 552-1758

                     with a copy to:      Boyar & Miller
                                          4265 San Felipe, Suite 1200
                                          Houston, Texas 77027
                                          Attention:  Patrick Hayes
                                          Telephone:  (713) 850-7766
                                          Fax:  (713) 552-1758

            (B)      If to Agent:         Bank of America, N.A.
                                          600 Peachtree Street, N.E.
                                          5th Floor
                                          Atlanta, Georgia  30308
                                          Attn.:  Robert J. Walker,
                                                  Business Credit
                                          Telephone:  (404) 607-5387
                                          Fax:  (404) 607-6281

                     with a copy to:      Parker, Hudson, Rainer & Dobbs LLP
                                          285 Peachtree Center Avenue, N.E.,
                                          Suite 1500
                                          Atlanta, Georgia 30303
                                          Attn: C. Edward Dobbs
                                          Telephone:  (404) 523-5300
                                          Fax:  (404) 522-8409
or to such other address as each party (or any successor Owner) may designate for itself by like notice given in accordance with this Section 17. Any written notice that is not sent in conformity with the provisions hereof shall nevertheless be effective on the date that such notice is actually received by the noticed party.

         180 Relationship of Parties. This Agreement is entered into solely for the purposes set forth herein, and, except as is expressly provided otherwise herein, no party assumes any responsibility to the other parties to advise such other parties of information known to such party regarding the financial condition of any Debtor or regarding the Property, or of any other circumstances bearing upon the risk of nonpayment of the obligations of any Debtor under the Syndicated Loan Documents or the AVS Investor Loan Documents. Each party shall be responsible for managing its relationship with each Debtor and no party shall be deemed the agent of any other party for any purpose. The AVS Investors, the AVS Investor Trustee and the Agent and Pre-Petition Lenders each may alter, amend, supplement, release, discharge or otherwise modify any terms of the AVS Investor Loan Documents or of the Syndicated Loan Documents, respectively, without the consent of the other.

         190 No Debt Subordination. Nothing in this Agreement shall be construed to be or operate as a subordination of any of the Syndicated Obligations to the AVS Investor Obligations, or vice versa.

         200 Term of Agreement. This Agreement shall continue in full force and effect and shall be irrevocable by any party hereto until the earlier to occur of the following: (i) the parties hereto in writing mutually agree to terminate this Agreement; or (ii) a Qualifying Disposition has occurred and all Net Cash Proceeds are distributed by Agent as provided in this Agreement.

         210 Governing Law. This Agreement shall be interpreted, and the rights and obligations of the parties hereto determined, in accordance with the laws of the State of Georgia.

         220 No Third Party Beneficiaries. Nothing contained in this Agreement shall be deemed to indicate that this Agreement has been entered into for the benefit of any Person other than the parties hereto. No Person other than a party hereto shall be deemed a beneficiary hereof or be authorized to enforce any of the terms of this Agreement.

         230 Conflict with Loan Documents. The provisions of this Agreement are intended by the parties to control any conflicting provisions in the Syndicated Loan Documents or the AVS Investor Loan Documents.

         240 Section Titles; Severability. The section titles contained in this Agreement are and shall be deemed to be without substantive meaning or content of any kind whatsoever and are not a part of the Agreement between the parties hereto. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         250 Execution in Counterparts; Telecopied Signatures. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. In proving this Agreement in any judicial proceeding, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

         260 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. In no event, however, shall any party hereto transfer or assign any security interest or lien that it may have in or upon any of the Property or any rights under this Agreement to any other Person.



                  [Remainder of page intentionally left blank]

         270 Entire Agreement; Amendments. This Agreement expresses the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior understandings and agreements of the parties regarding the same subject matter, including, without limitation, the Prior Intercreditor Agreement. This Agreement may not be amended or modified except by a writing signed by the parties hereto.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                            AGENT:

                                            BANK OF AMERICA, N.A.

                                            By: /s/
                                               ---------------------------------

                                            Title:______________________________

                                            Name:_______________________________






                            [SIGNATURE PAGES OMITTED]

                                    EXHIBIT A

                             DESCRIPTION OF PROPERTY

Parcel 1:

A portion of Parcel "C", SAWGRASS INTERNATIONAL CORPORATE PARK, according to the Plat thereof, as recorded in Plat Book 137, Page 28, of the Public Records of Broward County, Florida, more particularly described as follows:

COMMENCING at the Southeast corner of said Parcel "C", thence North 00 degrees 07 minutes 53 seconds West along the East line of said Parcel "C", 660.20 feet to the POINT OF BEGINNING; thence North 88 degrees 50 minutes 05 seconds West;
747.82 feet to the East Right of Way line of International Parkway as recorded in Official Records Book 16136, Page 976 and Official Records Book 17671, Page 829, Public Records of Broward County, Florida; thence North 26 degrees 33 minutes 54 seconds East, along said East Right of Way line, a distance of 924.48 feet to the beginning of a curve concave to the Northwest; thence Northeasterly, along said East Right of Way line and along the arc of said curve having a radius of 1128.43 feet, a delta of 11 degrees 02 minutes 06 seconds, and an arc distance of 217.33 feet to a point; thence South 88 degrees 50 minutes 05 seconds East, a distance of 253.96 feet to the East line of said Parcel "C"; thence South 00 degrees 07 minutes 53 seconds East, along said East line 1039.45 feet to the POINT OF BEGINNING.

Said lands situate, lying and being in Broward County, Florida.

Parcel 2:

A portion of Parcel "C", SAWGRASS INTERNATIONAL CORPORATE PARK, according to the Plat thereof, recorded in Plat Book 137, Page 28, of the Public Records of Broward County, Florida, being more fully described as follows:

COMMENCING at the Southeast corner of said Parcel "C", thence North 00 degrees 07 minutes 53 seconds West, on the East line of said Parcel "C", a distance of 1699.65 feet to the POINT OF BEGINNING; thence continuing North 00 degrees 07 minutes 53 seconds West, on the East line, a distance of 390.93 feet; thence North 88 degrees 50 minutes 05 seconds West, a distance of 212.06 feet; thence South 00 degrees 07 minutes 53 seconds East, on the East Right-of-Way line of International Parkway, a distance of 85.36 feet to a point of curve; thence Southwesterly on the said East Right-of-Way, and on a curve to the right, with a radius of 1128.43 feet and a central angle of 15 degrees 39 minutes 41 seconds, an arc distance of 308.45 feet; thence South 88 degrees 50 minutes 05 seconds East, a distance of 253.96 feet to the POINT OF BEGINNING.

Said lands situate, lying and being in Broward County, Florida.